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                                                                    EXHIBIT 99.7

                                   HYNEX LTD

                                                         Allotment Letter No. __

Investec Clali - Trust Company Ltd.
38 Rothschild Boulevard
Tel Aviv



Dear Sirs,

                           Re: OPTION ALLOTMENT LETTER

Pursuant to a resolution of the board of directors of Hynex Ltd (hereinafter referred to as "the Company") dated February 9th, 1998, and subject to the terms and conditions set forth in the said resolution and the income tax rules, the Company is hereby allotting to you, on trust, ______ option warrants exercisable into ordinary shares of NIS 0.1 nv each for Mr/Mrs ________.

Kindly safeguard this letter as a document of great value and acknowledge receipt thereof by signing the copy.


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Hynex Ltd                                                      Date

We acknowledge receipt of this letter

(Signed)

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Israel General Bank Trust Co. Ltd